SEI ASSET ALLOCATION TRUST
AMENDED AND RESTATED
RULE 18F-3
MULTIPLE CLASS PLAN (THE PLAN)
DATED SEPTEMBER 14, 2010

(ORIGINALLY ADOPTED DECEMBER 4, 1995)

Introduction

	SEI Asset Allocation Trust (the Trust), a registered investment company that currently consists of a number of separately managed funds, has elected to rely on Rule 18f-3 under the Investment Company Act of 1940, as amended (the 1940
Act), in offering multiple classes of shares in each fund listed on Schedule A hereto (each a Fund and together the Funds).

A.   Attributes of Share Classes

          1.  The rights of each class of shares of
the Funds shall be as set forth in the respective
Certificate of Class Designation for each class
(each a Certificate) as each such Certificate is approved by the Trusts Board of Trustees and as attached hereto as Exhibits.

          2.  With respect to each class of shares
created hereunder, each share of a Fund will represent an equal pro rata interest in the Fund and will have identical terms and conditions, except that: (i) each new class will have a different class name (or other designation) that identifies the class as separate from any other class; (ii) each class will be offered and sold only to investors meeting the qualifications set forth in the Certificate and disclosed in the Trusts
Prospectuses; (iii) each class will separately bear any distribution fees that are payable in connection with a distribution plan adopted pursuant to Rule
12b-1 under the 1940 Act (a Distribution Plan), and separately bear any other service fees (service fees) that are payable under any service agreement entered into with respect to that class which are not contemplated by or within the scope of the Distribution Plan; (iv) each class may bear, consistent with rulings and other published statements of position by the Internal Revenue
Service, the expenses of the Funds operations which are directly attributable to such class (Class
Expenses); and (v) shareholders of each class will have exclusive voting rights regarding any matter submitted to shareholders that relates solely to such class (such as a Distribution Plan or service agreement relating to such class), and will have separate voting rights on any matter submitted to shareholders in which the interests of that class differ from the interests of any other class.

B.   Expense Allocations

          With respect to each Fund, the expenses of each class shall be allocated as follows: (i) any Rule 12b-1 fees relating to a particular class of shares associated with a distribution Plan or service fees relating to a particular class of shares are (or will be) borne exclusively by that class; (ii) any incremental transfer agency fees relating to a particular class are (or will be) borne exclusively by that class; and (iii) Class
Expenses relating to a particular class are (or will be) borne exclusively by that class.

          Non-class specific expenses shall be
allocated in accordance with Rule18f-3(c).

C.   Amendment of Plan; Periodic Review

          This Plan must be amended to properly
describe (through additional exhibits hereto) each new class of shares upon its approval by the Board.

          The Board of Trustees of the Trust,
including a majority of the Trustees who are not interested persons of the Trust as defined in the 1940 Act, must review this Plan at least quarterly for its continued appropriateness, and must approve any material amendment of the Plan as it relates to any class of any Fund covered by the Plan. In approving any material amendment to the Plan, the Trustees, including a majority of the Trustees who are not interested persons of the Trust, must find that the amendment is in the best interests of each class individually and the Trust as a whole.


EXHIBIT A

CERTIFICATE OF CLASS DESIGNATION

Class A Shares

1.   Class-Specific Distribution Arrangements; Other
Expenses

Class A Shares are sold without a sales charge and are not subject to any Rule 12b-1 fee or service fees.

2.   Eligibility of Purchasers

Class A Shares of each Fund require a minimum initial investment of $100,000 with minimum subsequent investments of $1,000. A Fund may accept investments of smaller amounts at its discretion.
Class A Shares are available only to financial institutions and intermediaries.

3.   Exchange Privileges

Class A Shares of each Fund may be exchanged for Class A Shares of each other Fund of the Trust in accordance with the procedures disclosed in the Trusts Prospectuses and subject to any applicable limitations resulting from the closing of Funds to new investors.

4.   Voting Rights

Each Class A shareholder will have one vote for each full Class A Share held and a fractional vote for each fractional Class A Share held. Class A shareholders will have exclusive voting rights regarding any matter submitted to shareholders that relates solely to Class A (such as a distribution plan or service agreement relating to Class A), and will have separate voting rights on any other matter submitted to shareholders in which the interests of the Class A Shareholders differ from the interests of holders of any other class.

5.	Conversion Rights

Class A Shares do not have a conversion feature.



EXHIBIT B

CERTIFICATE OF CLASS DESIGNATION

Class D Shares

1.   Class-Specific Distribution Arrangements; Other
Expenses

     Class D Shares are sold without a load or sales charge, but are subject to a Rule 12b-1 fee and a shareholder servicing fee. The Trust, on behalf of the applicable Fund, will make monthly payments to the Distributor under the Distribution and Service
Plan approved by the Board of Trustees at an annual rate of up to 1.00% of each Funds average daily net assets attributable to Class D Shares. The
Distributor will use .75% of the fee it receives for
(i) compensation for its services in connection with distribution assistance or provision of shareholder or account maintenance services, or (ii) payments to financial intermediaries, plan fiduciaries, and investment professionals for providing distribution support services, and/or account maintenance services to shareholders (including, where applicable, any underlying beneficial owners) of Class D Shares. The Distributor will use .25% of the fee it receives to compensate service providers for providing ongoing account maintenance and other services to Class D shareholders (including, where applicable, any underlying beneficial owners) identified in the Distribution and Service Plan.

2.   Eligibility of Purchasers

Class D Shares generally require a minimum initial investment of $1,000. A Fund may accept investments of smaller amounts at its discretion.

3.   Exchange Privileges

Class D Shares of each Fund may be exchanged for Class D Shares of each other Fund of the Trust in accordance with the procedures disclosed in the Funds Prospectuses and subject to any applicable limitations resulting from the closing of Funds to new investors.

4.   Voting Rights

Each Class D shareholder will have one vote for each full Class D Share held and a fractional vote for each fractional Class D Share held. Class D shareholders will have exclusive voting rights regarding any matter submitted to shareholders that relates solely to Class D (such as a distribution plan or service agreement relating to Class D), and will have separate voting rights on any other matter submitted to shareholders in which the interests of Class D shareholders differ from the interests of holders of any other class.

5.   Conversion Rights

Class D Shares do not have a conversion feature.


EXHIBIT C

CERTIFICATE OF CLASS DESIGNATION

Class I Shares

1.	Class-Specific Distribution Arrangements;
Other Expenses

       Class I Shares are sold without a load or sales charge, but are subject to an administrative services fee of up to 0.25% payable to the Distributor. The Distributor will provide or will enter into written agreements with service providers who will provide one or more of the following administrative services: (i) providing subaccounting with respect to shares beneficially owned by clients; (ii) providing information periodically to clients showing their positions in shares; (iii) forwarding shareholder communications from the Fund
(such as proxies, shareholder reports, annual and semi-annual financial statements and dividend, distribution and tax notices) to clients; (iv) processing purchase, exchange and redemption requests from clients and placing such orders with the Fund or its service providers; (v) processing dividend payments from the Fund on behalf of the clients; and (vi) providing such other similar services as the Fund may, through the Distributor, reasonably request to the extent that the service provider is permitted to do so under applicable laws or regulations.

2.	Eligibility of Purchasers

       Class I Shares of a Fund require a minimum initial investment of $100,000 with minimum subsequent investments of $1,000. A Fund may accept investments of smaller amounts at its discretion.

3.	Exchange Privileges

       Class I Shares of a Fund may be exchanged for Class I Shares of any other Fund of the Trust that creates Class I shares in accordance with the procedures disclosed in the Funds Prospectuses and subject to and applicable limitations resulting from the closing of Funds to new investors.

4.	Voting Rights

       Each Class I shareholder will have one vote for each full Class I Share held and a fractional vote for each fractional Class I Share held. Class
I shareholders will have exclusive voting rights regarding any matter submitted to shareholders that relates solely to Class I (such as a distribution plan or service agreement relating to Class I), and will have separate voting rights on any other matter submitted to shareholders in which the interests of the Class I shareholders differ from the interests of holders of any other class.

5.	Conversion Rights

Class I Shares do not have a conversion feature.


SCHEDULE A
TO THE
SEI ASSET ALLOCATION TRUST
AMENDED AND RESTATED
RULE 18F-3
MULTIPLE CLASS PLAN
DATED SEPTEMBER 14, 2010

Diversified Conservative Fund
Diversified Conservative Income Fund
Diversified Moderate Growth Fund
Diversified Market Growth Fund
Diversified Aggressive Growth Fund
Diversified Aggressive Stock Fund
Diversified U.S. Stock Fund
Defensive Strategy Fund
Defensive Strategy Allocation Fund
Conservative Strategy Fund
Conservative Strategy Allocation Fund
Moderate Strategy Fund
Moderate Strategy Allocation Fund
Aggressive Strategy Fund
Tax-Managed Aggressive Strategy Fund
Core Market Strategy Fund
Core Market Strategy Allocation Fund
Market Growth Strategy Fund
Market Growth Strategy Allocation Fund
DB1/61885344.7